Stock Purchase Agreement

Agreement made this 24 day of October 2008 between Wuxi Angell., and Cashtech Investment Limited (Cashtech).
WHEREAS, Wuxi Angell, founded in December 4, 2002 by the Wuxi New District Economic Commission approved, which is Sino-foreign joint ventures, to register at Wuxi New District Shuofang Industrial Park
WHEREAS, Cashtech Investment Limited registered at British Virgin Islands; Register number: 578455;  Legal representative: Zhiguo Fu

WHEREAS, the parties wish to initiate a formal relationship between themselves by an investment of funds into Wuxi Angell by Cashtech Investment, on the terms and conditions set forth herein.

NOW, THEREFORE, it is agreed:
1. Transfer  Share  and  Price
A.	Wuxi Angell transfer 55% shares to Cashtech.
B.	Cashtech agrees to purchase 55% shares from Wuxi Angell; Cashtech has 55% of Wuxi Angell’s ownership.
C.	The “Purchase Price” for the Purchased Shares shall be Fifty million RMB (50,000,000RMB)
D.	Wuxi Angell ensure that Cashtech have their own independent right of the transfer stocks. which have no pledge, guarantees; do not involved in any disputes and litigation.

2. Transfer Payment:
A. At the completion of this Agreement through the legal procedures, Cashtech wire 25 million RMB converting US dollars to Wuxi Angell account. (the date of the Exchange currency)
B. About the rest of payment transfer, Cashtech pay Wuxi Angell 2 million ABAT stock listed in US, according to the transfer of shares designated name for registration.

3. Rights and obligations of both sides
A. Both sides fully understand their respective rights, obligations, on the process of transfer, in accordance with the law to process it.
B. After completing the process of the transfer, Cashtech have  55% share of Wuxi Angell; and also have the corresponding rights and interests.
C. After the completion of transfer, both parties should keep the related internal matters confidential.
D. Wuxi Angell in accordance with the protocol agreed to pay equity transfer price, and handle matters of listed companies
E. Wuxi Angell take care the registration of share transfer; Cashtech coordinate with it.

4. Breach of duty
A. After the signing of this Agreement, either party does not fulfill or does not completely fulfill the terms of this agreement shall constitute a breach of contract. The breach  contract party shall be liable to pay the loss to the other party that follow this rule.
B. Any party breach this agreement, the right party following the rules have the right to request the breach party to accomplish this agreement.

5. Interests change and lift of
A. The protocol changes must be made by mutual consultation and the formulation of a written protocol changes. If both side can not agree the consultations, this agreement remain effectively.
B. When any default party, the following rule party have the right to request the default party to accomplish this agreement.
C. The two sides agreed to carry out the termination of this agreement, which should be a written agreement, signed by both parties, and then effect it.

6. Applicable law and dispute settlement
A. This agreement is under the People's Republic of China’s law
B. When accomplishing this agreement, comes out any disputes, both sides should be resolve them through friendly consultations. If the consultation fails, one party have the right to sue the other.

7. The agreement effectiveness and other:
A. All related to this agreement’s other content, including both sides memorandum, also fit the law effectiveness.
B.  This Agreement should be signed by both parties, and then could be effected
C.   There are 5 copies of the agreements, each party have 2 copies; the approving authority keeps one.

Wuxi Angell
Legal representative (authorized representative)
____________________(Signature)
Cashtech Investment Limited
Legal representative (authorized representative)
____________________(Signature)
Oct. 30, 2008